Exhibit 5.1



                               Lehman & Eilen LLP
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553
                            Telephone (516) 222-0888
                            Facsimile (516) 222-0948




                                                              June 27, 2001




Board of Directors
PTN Media, Inc.
455 East Eisenhower Parkway
Suite 15
Ann Arbor, Michigan 48108

Gentlemen:

     You have requested our opinion, as counsel for PTN Media, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission for the offer and sale of 300,000 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock") by the selling stockholder named in the Registration Statement.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

     1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Delaware.

     2.   All of the Registered Shares have been authorized.

     3. The Registered Shares have been legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ Lehman & Eilen LLP
                                            -----------------------
                                                Lehman & Eilen LLP